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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT




We consent to the use in this Registration Statement relating to 3,352,392 shares of common stock of Prosoft I-Net Solutions, Inc. on Post-Effective Amendment No. 2 to Form S-1 of our report dated March 8, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.




KELLY & COMPANY

Newport Beach, California
April 16, 1997